Exhibit 3.79

AUG-10-1993 14:01 FROM EMPIRE	TO	DIV CORP ELT-FI	P.16

ARTICLES OF INCORPORATION OF PSYCHSOLUTIONS, INC. ARTICLE I NAME	FILED 03 AUG 10 PM 3:15 SECRETARY OF STATE TALLAHASSEE, FLORIDA

The name of the Corporation is PSYCHSOLUTIONS, INC.

ARTICLE II

TERM OF CORPORATE EXISTENCE

The Corporation shall exist perpetually unless dissolved according to law and such existence shall commence at the time of the filing of these Articles of Incorporation by the Department of State. The principal place of business of this corporation is: 520 Brickell Key Drive, Suite 0-305, Miami, Florida 33131.

ARTICLE III

PERMITTED ACTIVITY

The Corporation may engage in any activity or business permitted under the laws of the United States and of the State of Florida.

ARTICLE IV

AUTHORIZED SHARES

The aggregate number of shares which the Corporation shall have authority to issue shall be one Thousand (1,000) shares of voting common stock with $1.00 par value.

Prepared by:

STEPHEN A. FREEMAN

Fla. Bar No. 146795

Freeman, Newman & Butterman

520 Brickell Key Drive, 0-305

Miami, Florida 33131 (305) 374.3800

AUG-10-1993 14:01 FROM EMPIRE	TO	DIV CORP ELT FI	P.17

ARTICLE V

PREEMPTIVE RIGHTS DENIED

No holder of any shares of the Corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any shares of the Corporation of any class now or hereafter authorized, or any securities, exchangeable for or convertible into such shares, or any warrants or any instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

ARTICLE VI

REGISTERED OFFICE AND AGENT

The initial registered office of the Corporation is 520 Brickell Key Drive, Suite 0-305, Miami, Florida 33131. The initial Registered Agent at that address is Stephen A. Freeman.

ARTICLE VII

DIRECTORS

The business of the Corporation shall be managed by a Board of Directors consisting of not fewer than one person, the exact number to be determined from time to time in accordance with the By-Laws.

The names and addresses of the first Directors of the Board of Directors who shall serve until the first annual meeting of shareholders or until their successors are elected and qualified shall be:

Arthur Bregman	520 Brickell Key Drive
Scott Roseman	Suite 0-305
William Allen	Miami, Florida 33131

AUG-10-1993 14:01 FROM EMPIRE	TO	DIV CORP ELT FI	P.18

ARTICLE VIII

INCORPORATOR

The name and address of the incorporator is: Stephen A. Freeman, 520 Brickell Key Drive, Suite 0-305, Miami, Florida 33131.

ARTICLE IX

INDEMNIFICATION

Every person now or hereafter serving as director, officer or employee of the Corporation shall be indemnified and held harmless by the Corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by his in connection with or resulting from any claim, action, suit or proceeding, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation, whether or not he continues to be such at the time such loss, cost, liability or expense shall have been imposed or incurred, except with regard to matters as to which any such director, officer or employee shall be adjudged in any claim, action, suit or proceeding to be liable for his own gross negligence or willful misconduct in the performance of duty.

Expenses (including attorneys’ fees) incurred in defending any claim, action, suite or proceeding may be paid by the Corporation in advance of the final disposition of such a proceeding.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation this 10th day of August, 1993.

/s/ Stephen A. Freeman
Stephen A. Freeman

AUG-10-1993 14:02 FROM EMPIRE	TO	DIV CORP ELT FI	P.19

STATE OF FLORIDA	)
)
COUNTY OF DADE	)

BEFORE ME, the undersigned authority, personally appeared STEPHEN A. FREEMAN, personally known to me to be the person who executed the foregoing Articles of Incorporation and he acknowledged before me according to law, that he made and subscribed the same for the purpose therein mentioned and set forth.

WITNESS my hand and official seal in the County and State named above this 10th day of August, 1993.

[illegible]
Notary Public, State of Florida

My Commission Expires	Illegible

/s/ Stephen A. Freeman
Stephen A. Freeman, Registered Agent

AUG-10-1993 14:02 FROM EMPIRE	TO	DIV CORP ELT FI	P.20

FILED 93 AUG 10 PM 3:15 SECRETARY OF STATE TALLAHASSEE, FLORIDA

CERTIFICATE OF DESIGNATION

REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the provisions of Section 607.6501, Florida Statutes, the undersigned corporation, organised under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.

1.	The name of the corporation is PSYCHSOLUTIONS, INC.

2.	The name and address of the Registered agent and office is: Stephen A. Freeman, 520 Brickell Key Drive, Suite 0-305, Miami, Florida 33131.

Signature:	/s/ Stephen A. Freeman
Stephen A. Freeman
Title:	Assistant Secretary
Date:	August 10, 1993

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agreed to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligation of my positions as registered agent.

Signature:	/s/ Stephen A. Freeman
Stephen A. Freeman
Date:	August 10, 1993

H 00000045886

FILED 00 AUG 31 PM 4:25 SECRETARY OF STATE TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

PSYCHSOLUTIONS, INC.

(present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended added or deleted)

In Article VII Arthur Bregman will be reflected as Director and President. The remainder of the Article remains “as is”.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

N/A

THIRD: The date of each amendment’s adoption: August 30, 2000.

INSTRUMENT PREPARED BY:

FREEMAN, BUTTERMAN, HABIR & ROJAS L.L.P.

Stephen A. Freeman, Esq.

520 Brickell Key Drive, Suite 0-305

Miami, Florida 33131

(305) 374-3800

FBN - 146795

H 00000045886

H 00000045886

FOURTH: Adoption of Amendment(s) (CHECK ONE)

☐	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups.
The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by                                                                                                   .”

                                                 voting group

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☒	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 30th day of August, 2000.

Signature /s/ [illegible]

                (By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

OR

(By a director if adopted by the directors)

OR

(By an incorporator if adopted by the incorporators)

STEPHEN A. FREEMAN, ESQ.

Typed or printed name

Incorporator

Title

H 00000045886